                               FIRST AMENDMENT TO
                            PARTICIPATION AGREEMENT

      THIS AMENDMENT effective as of the 1st day of October, 2016.

      WHEREAS, FORETHOUGHT LIFE INSURANCE COMPANY ("Company"), WADDELL & REED, INC. ("W&R"), distributor for Ivy Funds Variable Insurance Portfolios, and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS (the "Ivy Funds VIP") entered into said Participation Agreement dated September 10, 2015, (the "Agreement"); and

      WHREAS, effective October 1, 2016, W&R was replaced by Ivy Distributors, Inc. ("IDI"), an affiliate of Waddell & Reed, Inc., as the principal underwriter of Ivy Funds VIP;

      WHEREAS, effective October 1, 2016, Ivy Funds VIP changed its name to Ivy Variable Insurance Portfolios ("Ivy VIP");

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties do hereby agree to the following amendments to the Agreement:

      1. Effective as of October 1, 2016, W&R is no longer a party to the Agreement and IDI replaces W&R as a party to the Agreement.

      2. Effective as of October 1, 2016, all references to W&R in the Agreement are hereby changed to IDI.

      3. Effective as of October 1, 2016, all references to Ivy Funds VIP in the Agreement are hereby changed to Ivy VIP.

      4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

               [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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      IN WITNESS WHEREOF, the undersigned have executed the Amendment as of the date first above written.


WADDELL & REED, INC.                      IVY DISTRIBUTORS, INC.


--------------------------------------    --------------------------------------
By: Thomas W. Butch                       By: Thomas W. Butch
Title: Chief Executive Officer            Title: President


IVY VARIABLE INSURANCE PORTFOLIOS


--------------------------------------
By: Philip J. Sanders
Title: President


FORETHOUGHT LIFE INSURANCECOMPANY


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By:
Title: